                                                                   EXHIBIT 99.1


           AIMCO AGREES TO ACQUIRE INTERESTS IN OXFORD ENTITIES WHICH
          OWN INTERESTS IN 36,000 UNITS FOR $301 MILLION IN CASH AND
                                  SECURITIES


DENVER, June 28, 2000/PRNewswire/ --

Apartment Investment and Management Company (NYSE: AIV or "Aimco") and Oxford Realty Financial Group ("ORFG") announced today that they have entered into definitive agreements pursuant to which Aimco will acquire for $301 million all the stock and other interests (not currently owned by Aimco) held by officers and directors in the Oxford entities which own and control the Oxford Properties. Merrill Lynch & Co. acted as financial advisor to ORFG and its affiliates in connection with this transaction. Lehman Brothers and Banc of America Securities L.L.C. acted as financial advisors to AIMCO in connection with the transaction.

The Oxford Properties are 166 apartment communities including 36,662 units, located in 18 states. The properties are owned by 166 separate partnerships, subject to mortgage loans totaling $1.4 billion (Oxford's pro-rata share of the indebtedness is $555 million). The transaction is expected to close in the third quarter and to add an estimated $0.23 per share to Aimco's calendar year 2001 FFO and $0.21 per share to 2001 AFFO.

In the transactions announced today, Aimco has agreed to pay $241 million in cash and $60 million in Aimco Common O.P. Units and Class A Common Stock at a price per unit and per share based on the 20 day average share price calculated 5 business days prior to the closing with a range of between $40 and $45 per unit/share. In addition, approximately $13 million of transaction costs will be incurred. The transaction is subject to customary closing conditions.

Aimco will borrow the cash portion of the purchase price from Bank of America, N.A. and Lehman Brothers pursuant to a two-year bridge loan, which Aimco expects to repay from presently scheduled property refinancings, expected property sales, and internal cash flow.

Aimco, through an affiliate, presently manages 165 of the 166 Oxford Properties pursuant to long-term contracts and is a stockholder in certain of the Oxford entities. In addition to the Oxford Properties, Aimco is acquiring the entity which owns the managing general partner position in Oxford Tax-Exempt Fund II, L.P. (ASE: OTF or "OTEF"). OTEF holds tax-exempt bonds secured primarily by mortgages on certain of the Oxford Properties. In a separate transaction, Aimco has agreed to purchase approximately 700,000 OTEF securities which represent approximately a 9% limited partnership interest.

Additional information on the Oxford Properties is included in Exhibit 1.

"Having managed the Oxford Properties for many years, we know the properties well and are confident of their value. We are particularly gratified that Leo Zickler and his senior management team, having observed closely Aimco's management of their properties, elected to make a substantial investment in Aimco equity securities. We look forward to continuation of this important and satisfying relationship.," said Peter Kompaniez, AIMCO's President and Vice Chairman.

The foregoing estimates of contribution to FFO and AFFO are forward- looking statements that involve numerous risks and uncertainties that could result in actual results differing materially from the expectations set forth above. Specific assumptions include savings in expenses generated from general and administrative savings, interest rate savings from refinancings, restructuring of property operations in accordance with Aimco policies and practices and


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unification of management information systems. Some additional factors that could affect the foregoing expectations include whether the transaction closes, general economic conditions, competition in and performance of local real estate markets, competition from other property management companies, AIMCO's ability to obtain financing, increases in interest rates, increases in operating costs and real estate taxes, as well as other risks detailed from time to time in AIMCO's filings with the Securities and Exchange Commission.

AIMCO is a real estate investment trust with headquarters in Denver, Colorado and 31 regional operating centers, which holds a geographically diversified portfolio of apartment communities. AIMCO, through its subsidiaries, operates 1,834 properties, including approximately 352,000 apartment units, and serves approximately one million residents. AIMCO's properties are located in 48 states, the District of Columbia and Puerto Rico.

A conference call will be conducted on Wednesday, June 28, 2000 at 4:15 P.M. Eastern time. You may participate in the conference call by dialing 1-800-374-0616 approximately five minutes before the conference call is scheduled to begin and indicating that you wish to join the Apartment Investment and Management Company Oxford conference call.

For more information about AIMCO, contact Paul McAuliffe, Executive Vice President and Chief Financial Officer at 303-757-8101, e-mail AIMCO at investor@Aimco.com or visit AIMCO's web site at www.Aimco.com.


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                                OXFORD PORTFOLIO

EXHIBIT 1

TABLE 1 - PROPERTY TYPE MIX


                                   AIMCO'S
                                  EFFECTIVE
    TYPE        TOTAL # UNITS      # UNITS
------------    ------------    ------------
Conventional          29,350           8,639
Affordable             5,675             215
Other                  1,637           1,094
                ------------    ------------
    Total             36,662           9.948
                ============    ============


TABLE 2 - GEOGRAPHIC MIX

                                                  AIMCO EFFECTIVE # UNITS
                           ---------------------------------------------------------------------------------
LOCATION                   CONVENTIONAL         AFFORDABLE          SENIOR           TOTAL        % OF TOTAL
--------                   ------------         ----------          ------           -----        ----------
Florida                          2,157                                 320            2,477          24.9
Virginia                         1,359                   3             170            1,532          15.4
Maryland                           869                  26                              895           9.0
California                         776                                                  776           7.8
Michigan                           553                 103                              656           6.6
Illinois                           601                   4                              605           6.1
Indiana                            299                   9                              308           3.1
Ohio                               310                  13             153              476           4.8
Georgia                            369                   3             175              547           5.5
Texas                              368                                 197              565           5.7
Pennsylvania                       391                                                  391           3.9
Connecticut                        210                  15              79              304           3.1
North Carolina                     145                   3                              148           1.5
Kentucky                            52                  36                               88           0.9
South Carolina                      56                                                   56           0.6
New Hampshire                       35                                                   35           0.4
Minnesota                           64                                                   64           0.6
Tennessee                           25                                                   25           0.3
                              --------            --------        --------         --------       -------
   Total                         8,639                 215           1,094            9.948         100.0%
                              ========            ========        ========         ========       =======

TABLE 3 -  OXFORD CONTRIBUTION TO ANNUAL FREE CASH FLOW AND AFFO


                                                OXFORD
                                              ACQUISITION
                                             CONTRIBUTION
                                            2001 PRO FORMA
                                             (IN THOUSANDS)
                                           -----------------
REAL ESTATE
Conventional:
Greater than $800 per unit                    $     29,734
From $700 to $800                                   12,027
From $600 to $700                                    5,812
From $500 to $600                                    2,890
Less than $500                                         306
                                              ------------
   Subtotal conventional real estate
contribution to Free Cash Flow                      50,769
Affordable                                             808
Other real estate (senior/assisted living)          11,077
                                              ------------
   Total real estate contribution
      To Free Cash Flow                             62,654
SERVICE BUSINESS
Management contracts (property and asset
management)
   Controlled properties                            17,432
INTEREST INCOME
General partner loan interest                        3,834
                                              ------------
TOTAL CONTRIBUTION TO FREE CASH FLOW                83,920
INTEREST EXPENSE
Secured debt                                       (58,952)
                                              ------------
AFFO                                          $     24,968
Add back: Capital Expenditures                       2,985
                                              ------------
FFO                                           $     27,953
                                              ============